                                                                    EXHIBIT 4.01

                                  INTUIT INC.

                           1993 EQUITY INCENTIVE PLAN

                          AS ADOPTED FEBRUARY 1, 1993
                    AND AS AMENDED THROUGH DECEMBER 8, 2000


        1. PURPOSE. The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company (or any Parent, Subsidiary or Affiliate of the Company), by offering those persons an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock, Stock Bonuses and Performance Awards. Capitalized terms are defined in Section 24 if they are not otherwise defined in other sections of the Plan.

        2. SHARES SUBJECT TO THE PLAN.

                2.1 Number of Shares Available. Subject to Sections 2.2 and 19, the total number of Shares reserved and available for grant and issuance pursuant to Awards under the Plan shall be 65,835,000 Shares. Subject to Sections 2.2 and 19, Shares will again be available for grant and issuance in connection with future Awards under the Plan if the Shares: (a) are subject to issuance upon exercise of an Option but cease to be subject to the Option for any reason other than exercise of the Option; (b) are subject to an Award that otherwise terminates without Shares being issued; or (c) are subject to an Award that is forfeited or are repurchased by the Company at the original issue price. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards granted under the Plan.

                2.2 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance under the Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, and (c) the number of Shares subject to other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be paid in cash at Fair Market Value, or will be rounded up to the nearest Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

        3. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. A person may be granted more than one Award under the Plan. Each person is eligible to receive Awards with respect to an aggregate maximum of 2,000,000 Shares over the term of the Plan.

        4. ADMINISTRATION.

                4.1 Committee Authority. The Plan shall be administered by the Committee. Subject to the terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

        (a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

        (b) prescribe, amend and rescind rules and regulations relating to the Plan, including determining the forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human

                Resources, in consultation with the General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

        (c) select persons to receive Awards; provided that the Committee may delegate to one or more executive officers of the Company the authority to grant an Award under the Plan to Participants who are not Insiders of the Company;

        (d)     determine the terms of Awards;

        (e) determine the number of Shares or other consideration subject to Awards;

        (f) determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;

        (g)     grant waivers of Plan or Award conditions;

        (h)     determine the vesting, exercisability and payment of Awards;

        (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

        (j)     determine whether an Award has been earned;

        (k) amend the Plan, except for amendments that increase the number of Shares available for issuance under the Plan or change the eligibility criteria for participation in the Plan; or any other amendments that require approval of the stockholders of the Company; or

        (l) make all other determinations necessary or advisable for the administration of the Plan.

                4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant.

        5. OPTIONS. The Committee may grant Options to eligible persons and will determine (i) whether the Options will be ISOs or NQSOs; (ii) the number of Shares subject to the Option, (iii) the Exercise Price of the Option, (iv) the period during which the Option may be exercised, and (v) all other terms and conditions of the Option, subject to the following:

                5.1 Form of Option Grant. Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NQSO. The Stock Option Agreement will be substantially in a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

                5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Plan, the Prospectus and other documents may delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

                5.3 Exercise Period and Expiration Date. Options will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. The Stock Option Agreement shall set forth the last date that the option may be exercised (the "Expiration Date"); provided that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares subject to the Option as the Committee determines.

                5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be less than Fair Market Value (but not less than the par value of the Shares); provided that (i) the Exercise Price of an ISO will not be less than the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased must be made in accordance with Section 8 of the Plan and the Stock Option Agreement.

                5.5 Procedures for Exercise. A Participant may exercise Options by following the procedures established by the Company's Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company's electronic mail system.

                5.6 Termination.

        (a) Vesting. Any Option granted to a Participant will cease to vest on the Participant's Termination Date, if the Participant is Terminated for any reason other than "total disability" (as defined in this Section 5.6(a)) or death (or his or her death occurs within three months of Termination). Any Option granted to a Participant who is an employee or a director will vest as to 100% of the Shares subject to such Option, if the Participant is Terminated due to "total disability" or death (or his or her death occurs within three months of Termination). For purposes of this Section 5.6(a), "total disability" shall mean: (A) (i) for so long as such definition is used for purposes of the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Participant is unable to perform each of the material duties of any gainful occupation for which the Participant is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Participant from engaging in any employment or occupation for wage or profit; or, (ii) if such definition has changed, such other definition of "total disability" as determined under the Company's group life insurance and accidental death and dismemberment plan or group long term disability plan; and (B) the Company shall have received from the Participant's primary physician a certification that the Participant's total disability is likely to be permanent.

        (b) Post-Termination Exercise Period. Following a Participant's Termination, the Participant's Option may be exercised to the extent vested as set forth in Section 5.6(a):

                (i) no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically set forth in the Participant's Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

                (ii) no later than (A) twelve months after the Termination Date in the case of Termination due to Disability or (B) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months of the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the

                        Participant's Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

                5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

                5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended after the Effective Date of the Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the amendment.

                5.9 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO. If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (1) the date two years after the Date of Grant, and (2) the date one year after the exercise of the ISO (in either case, a "Disqualifying Disposition"), the Participant must immediately notify the Company in writing of such disposition. The Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant from the Disqualifying Disposition.

                5.10 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of the Plan for Options granted on the date the action is taken to reduce the Exercise Price; and provided, further, that the Exercise Price shall not be reduced below the par value of the Shares.

                5.11 No Disqualification. Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under
Section 422 of the Code.

        6. RESTRICTED STOCK AWARDS. The Committee may award Restricted Stock Awards under the Plan to any eligible person. The Committee will determine the number of Shares subject to the Restricted Stock Award, the Purchase Price, the restrictions on the Shares and all other terms and conditions of the Restricted Stock Award, subject to the following:

                6.1 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company a Restricted Stock Purchase Agreement, and full payment of the Purchase Price, within thirty days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award in this manner within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

                6.2 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 9 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company's Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company's electronic mail system.

                6.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's Restricted Stock Purchase Agreement, which shall be in substantially in a form (which need not be the same for each Participant) as the Committee or an officer of the Company (pursuant to Section 4.1(b)) shall from time to time approve, and shall comply with and be subject to the terms and conditions of the Plan and the Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria; provided, however, that the maximum Restricted Stock Award for each Participant with respect to any Performance Period shall be thirty percent of the Shares reserved for issuance under the Plan.

        7. STOCK BONUSES.

                7.1 Awards of Stock Bonuses. The Committee may award Stock Bonuses to any eligible person. No payment will be required for Shares awarded pursuant to a Stock Bonus. A Stock Bonus may be awarded for past services already rendered to the Company, or any Parent, Subsidiary or Affiliate of the Company pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

                7.2 Terms of Stock Bonuses. Stock Bonuses will be subject to all restrictions, if any, that the Committee imposes. These restrictions may be based upon completion of a specified number of years of service with the Company or upon completion of the performance goals as set out in advance in the Participant's Stock Bonus Agreement. The terms of Stock Bonuses may vary from Participant to Participant and between groups of Participants. Prior to the grant of a Stock Bonus, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus, the Committee will determine the extent to which the Stock Bonus has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and having different performance goals and other criteria; provided, however, that the maximum Stock Bonus for each Participant with respect to any Performance Period shall be thirty percent of the Shares reserved for issuance under the Plan.

                7.3 Form of Payment to Participant. The Committee will determine whether a Stock Bonus will be paid to the Participant in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value on the date of payment, and in either a lump sum payment or in installments.

                7.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then the Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

        8. PERFORMANCE AWARDS.

                8.1 Performance Awards. A Performance Award consists of the grant to a Participant of a specified number of Performance Units. The grant of a Performance Unit to a Participant will entitle the Participant to receive a specified dollar value, variable under conditions specified in the Performance Award, if the performance goals specified in the Performance Award are achieved and the other terms and conditions of the Performance Award are satisfied.

                8.2 Terms of Performance Awards. Each Performance Award shall be evidenced by a Performance Award Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. Performance Awards will be subject to all conditions, if any, that the Committee may impose. Prior to the grant of a Performance Award, the Committee will: (a) specify the number of Performance Units granted to the Participant; (b) specify the threshold and maximum dollar values of Performance Units and the corresponding performance goals; (c) determine the nature, length and starting date of any Performance Period for the Performance Award; and (d) specify the Performance Factors to be used to measure performance goals. Prior to the payment of any Performance Award, the Committee will determine the extent to which the Performance Units have been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and having different performance goals and other criteria; provided, however, that the maximum amount of any Performance Award for each Participant with respect to any Performance Period shall be the lesser of 250% of Participant's base salary at the time of the Performance Award or $1,000,000.

                8.3 Form of Payment to Participant. Performance Awards may be paid to a Participant currently or on a deferred basis with such reasonable interest or dividend equivalent, if any, as the Committee determines. The Committee will determine whether a Performance Award will be paid in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value on the date of payment, and in either a lump sum payment or in installments.

                8.4 Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then the Participant will be entitled to payment with respect to the Performance Awards only to the extent earned as of the date of Termination in accordance with the Performance Award Agreement, unless the Committee determines otherwise.

        9. PAYMENT FOR SHARE PURCHASES.

                9.1 Payment. Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Stock Option Agreement or other Award Agreement and that are permitted by law:

        (a)     in cash (by check);

        (b) by cancellation of indebtedness of the Company to the Participant;

        (c) by surrender of Shares that either: (1) were obtained by the Participant in the public market; or (2) if the Shares were not obtained in the public market, they have been owned by the Participant for more than six months and have been paid for within the meaning of SEC Rule 144 (and, if the Shares were purchased from the Company by use of a promissory note, the note has been fully paid with respect to the Shares);

        (d) by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid imputation of income under Sections

        483 and 1274 of the Code; provided, however, that a Participant who is not an employee of the Company may not purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares; and provided, further, that the portion of the Purchase Price or Exercise Price equal to the par value of the Shares must be paid in cash.

        (e) by waiver of compensation due or accrued to Participant for services rendered;

        (f)     by tender of property; or

        (g) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company's stock exists:

                (1) through a "same day sale" commitment from Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company; or

                (2) through a "margin" commitment from Participant and an NASD Dealer whereby Participant irrevocably elects to exercise the Option and to pledge the Shares purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Shares to forward the Exercise Price directly to the Company.

                9.2 Loan Guarantees. The Committee may, in its sole discretion, help a Participant pay for Shares purchased under the Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

                9.3 Issuance of Shares. Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant in the case of an exercise by means of a "same-day sale" or "margin" commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant (or in the name of the NASD Dealer designated by the Participant in the case of an exercise by means of a "same-day sale" or "margin" commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 14 of the Plan.

        10. WITHHOLDING TAXES.

                10.1 Withholding Generally. Whenever Shares are to be issued under Awards granted under the Plan, the Company may require the Participant to pay to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

                10.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee.

        11. PRIVILEGES OF STOCK OWNERSHIP. No Participant will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to the Shares; provided, however, that if the Shares are Restricted Stock, any new, additional or different securities the Participant may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant's original Exercise Price or Purchase Price pursuant to Section 13.

        12. TRANSFERABILITY. Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the Plan and specific Award Agreement provisions relating thereto. During the lifetime of the Participant an Award shall be exercisable only by the Participant, and any elections with respect to an Award may be made only by the Participant.

        13. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant's Shares that are not "Vested" (as defined in the Award Agreement), following the Participant's Termination, at any time within ninety days after the later of (i) the Participant's Termination Date or (ii) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant's original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company, upon assignment of the right to repurchase, cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

        14. CERTIFICATES. All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

        15. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under the Plan will be required to pledge and deposit with the Company all or part of the Shares purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in a form that the Committee has from time to time approved. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

        16. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to
(a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

        17. NO OBLIGATION TO EMPLOY. Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

        18. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree.

        19. CORPORATE TRANSACTIONS.

                19.1 Assumption or Replacement of Awards by Successor. In the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants),
(b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, or (d) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company), any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a transaction described in this Section 19.1, such Awards shall expire in connection the transaction at such time and on such conditions as the Board shall determine.

                19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under Section 19.1, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

                19.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company's award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to
Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

        20. ADOPTION AND STOCKHOLDER APPROVAL. The Plan became effective on February 1, 1993, which was the date that it was adopted by the Board (the "Effective Date") and was approved by the stockholders on February 3, 1993.

        21. TERM OF PLAN. The Plan will terminate ten years from the Effective Date.

        22. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. In addition, pursuant to Section 4.1(k), the Board has delegated to the Committee the authority to make certain amendments to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans, or pursuant to the Exchange Act or any rule promulgated thereunder. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant.

        23. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

        24. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

        (a) "Affiliate" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

        (b) "Award" means any award under the Plan, including any Option, Restricted Stock or Stock Bonus.

        (c) "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

        (d)     "Board" means the Board of Directors of the Company.

        (e) "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        (f) "Committee" means the committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a "non-employee director" for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an "outside director" for purposes of
                Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

        (g) "Company" means Intuit Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

        (h) "Disability" means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

        (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

        (j) "Exercise Price" means the price at which a Participant who holds an Option may purchase the Shares issuable upon exercise of the Option.

        (k) "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                (1) if such Common Stock is then quoted on the NASDAQ National Market, its last reported sale price on the NASDAQ National Market on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

                (2) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

                (3) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

                (4) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

        (l) "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

        (m) "ISO" means an Incentive Stock Option within the meaning of the Code.

        (n) "NASD Dealer" means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

        (o) "NQSO" means a nonqualified stock option that does not qualify as an Incentive Stock Option within the meaning of the Code.

        (p) "Option" means an award of an option to purchase Shares pursuant to Section 5 of the Plan.

        (q) "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (r) "Participant" means a person who receives an Award under the Plan.

        (s) "Performance Award" means an award of Shares, or cash in lieu of Shares, pursuant to Section 8 of the Plan.

        (t) "Performance Factors" means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

                (1)     Net revenue and/or net revenue growth;

                (2) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

                (3)     Operating income and/or operating income growth;

                (4)     Net income and/or net income growth;

                (5)     Earnings per share and/or earnings per share growth;

                (6) Total stockholder return and/or total stockholder return growth;

                (7)     Return on equity;

                (8)     Operating cash flow return on income;

                (9)     Adjusted operating cash flow return on income;

                (10)    Economic value added; and

                (11)    Individual business objectives.

        (u) "Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards, Stock Bonuses or Performance Awards.

        (v) "Plan" means this Intuit 1993 Equity Incentive Plan, as amended from time to time.

        (w) "Prospectus" means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act.

        (x) "Purchase Price" means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

        (y)     "Restricted Stock Award" means an award of Shares pursuant to
                Section 6 of the Plan.

        (z)     "SEC" means the Securities and Exchange Commission.

        (aa) "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

        (bb) "Shares" means shares of the Company's Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 19, and any successor security.

        (cc) "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 7 of the Plan.

        (dd) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        (ee) "Ten Percent Stockholder" means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company.

        (ff) "Termination" or "Terminated" means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent, Subsidiary or Affiliate of the Company; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").